EXHIBIT 99
GIANT INDUSTRIES, INC.
NEWS RELEASE

Contact:  Mark B. Cox
          Executive Vice President, Treasurer, & Chief Financial Officer
          Giant Industries, Inc.
          (480) 585-8888

FOR IMMEDIATE RELEASE

May 12, 2004

               GIANT INDUSTRIES, INC. ANNOUNCES RECORD
                       FIRST QUARTER EARNINGS


Scottsdale, Arizona, May 12, 2004 - Giant Industries, Inc. [NYSE: GI] today reported net earnings for the first quarter ended March 31, 2004 of $4.5 million or $0.50 per share. This compares to net earnings for the first quarter of 2003 of $1.6 million or $0.19 per share.

Fred Holliger, Giant's Chief Executive Officer, said, "We are pleased to report record first quarter net earnings. Refining margins at our Four
Corners refineries and Yorktown refinery were quite strong for the quarter and have improved so far in the second quarter in spite of continuing high crude oil prices. Our retail operations continued to perform well as same store fuel volumes and merchandise sales increased in excess of seven percent over last year first quarter levels. Retail operations were positively impacted by higher fuel margins while these improvements were partially offset by lower merchandise margins in the first quarter of 2004. Phoenix Fuel's operating earnings increased in excess of thirty percent over the first quarter 2003 level as a result of higher wholesale fuel margins and sales volumes."

"In the first quarter of 2004, net cash flow from operations was approximately $52 million. This level was a significant improvement versus the $33 million of net cash flow from operations in the first quarter of 2003. Additionally, our cash position at quarter-end was $70.3 million up from $27.3 million at year-end 2003."

"Refining fundamentals in the United States continue to look attractive for the next several months. As we head into the summer driving season, gasoline demand remains more than 3 percent above last year and inventories are low in comparison to historical levels. We believe these factors should contribute to continued strength in refining margins."

"We believe fuel margins for our retail group are stronger now than they were this time last year, with same store fuel and merchandise volumes above the prior year's levels. Merchandise margins are, however, lower than they were this time last year. Phoenix Fuel is off to a very strong start in the second quarter and is continuing to grow and contribute good earnings and stable cash flow."

Holliger continued, "We recently completed the sale of approximately 3.3 million shares of common stock and the refinancing of our 9% Senior
Subordinated Notes. The proceeds from the equity offering will be used to redeem approximately $51 million of our 11% Senior Subordinated Notes. We have also given notice that we will be prepaying the approximate $20 million outstanding balance under our term loan on July 14, 2004. We plan to use cash on hand to retire this debt. These debt reduction efforts will reduce our annual interest payments by approximately $10.6 million in comparison to the 2003 level, assuming no future borrowings on our revolving credit facility. After we retire the term loan, we will have reduced our debt from approximately $450 million to $294 million since
June 30, 2002, the month following the acquisition of the Yorktown refinery. We remain committed to further improving our overall financial health and evaluating growth opportunities to improve shareholder value."

Relative to the recent fire at the Ciniza refinery, Holliger stated, "We have completed the turnaround at our Ciniza refinery and all units are currently operating with the exception of the alkylation unit. We currently expect that the repair of the alkylation unit should be completed before the end of June."

Giant's senior management will hold a conference call at 1:00 p.m. EDT on May 13, 2004 to discuss this earnings release and provide an update on company operations. The conference call will be broadcast live on the company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one
Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New
Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent Company of Phoenix Fuel Co., Inc., an Arizona wholesale petroleum products distributor. For more information, please visit
Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects,"
"anticipates," "estimates," "should," "could," "plans," "intends,"
"will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements.
Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to the: inability to attain expected debt reductions, continuation of the recent improvement in refining margins, inability to repair the Ciniza refinery's alkylation unit by the end of June, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.

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
                          CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                           (Unaudited)

                                                     (In thousands except shares and per share data)
----------------------------------------------------------------------------------------------------
                                                                       Three Months Ended March 31,
----------------------------------------------------------------------------------------------------
                                                                          2004               2003
----------------------------------------------------------------------------------------------------
Net revenues                                                          $  541,596         $  480,985
Cost of products sold                                                    461,374            410,097
----------------------------------------------------------------------------------------------------
Gross margin                                                              80,222             70,888
Operating expenses                                                        44,448             38,949
Depreciation and amortization                                              9,145              9,114
Selling, general and administrative expenses                               8,200              7,024
Net loss on disposal/write-down of assets                                     14                410
----------------------------------------------------------------------------------------------------
Operating income                                                          18,415             15,391
Interest expense                                                          (9,361)           (10,159)
Amortization of financing costs                                             (958)            (1,192)
Interest and investment income                                                39                 24
----------------------------------------------------------------------------------------------------
Earnings from continuing operations before income taxes                    8,135              4,064
Provision for income taxes                                                 3,618              1,681
----------------------------------------------------------------------------------------------------
Earnings from continuing operations before cumulative
  effect of change in accounting principle                                 4,517              2,383
Discontinued operations, net of income tax benefit of $35                      -                (53)
Cumulative effect of change in accounting principle net
  of income tax benefit of $468                                                -               (704)
----------------------------------------------------------------------------------------------------
Net earnings                                                          $    4,517         $    1,626
====================================================================================================
Net earnings (loss) per common share:
  Basic
    Continuing operations                                             $     0.51         $     0.28
    Discontinued operations                                                    -              (0.01)
    Cumulative effect of change in accounting principle                        -              (0.08)
----------------------------------------------------------------------------------------------------
                                                                      $     0.51         $     0.19
====================================================================================================
  Assuming dilution
    Continuing operations                                             $     0.50         $     0.28
    Discontinued operations                                                    -              (0.01)
    Cumulative effect of change in accounting principle                        -              (0.08)
----------------------------------------------------------------------------------------------------
                                                                      $     0.50         $     0.19
====================================================================================================
Weighted average number of shares outstanding:
    Basic                                                              8,822,787          8,571,779
    Assuming dilution                                                  9,092,734          8,614,640
====================================================================================================

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
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                              (In thousands)
---------------------------------------------------------------------------------------
                                                  March 31, 2004     December 31, 2003
---------------------------------------------------------------------------------------
Assets
Current assets                                      $  275,687          $  251,807
---------------------------------------------------------------------------------------
Property, plant and equipment                          632,596             631,355
  Less accumulated depreciation and amortization      (243,718)           (236,441)
---------------------------------------------------------------------------------------
                                                       388,878             394,914
Other assets                                            55,814              52,933
---------------------------------------------------------------------------------------
Total Assets                                        $  720,379          $  699,654
=======================================================================================
Liabilities and Stockholders' Equity
Current liabilities                                 $  170,105          $  154,408
Long-term debt, net of current portion                 352,364             355,601
Deferred income taxes                                   29,692              28,039
Other liabilities and deferred income                   23,266              22,170
Stockholders' equity                                   144,952             139,436
---------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity          $  720,379          $  699,654
=======================================================================================

Certain reclassifications have been made to the year 2003 financial statements to conform to classifications used in 2004. These reclassifications had no effect on reported earnings or stockholders' equity.

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
                                        OPERATING STATISTICS


                                          1 Qtr. 2004  4 Qtr. 2003  3 Qtr. 2003  2 Qtr. 2003  1 Qtr. 2003
---------------------------------------------------------------------------------------------------------
Refining
--------
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)               28,280       29,992       29,244       31,854       31,146
Refinery Sourced Sales Barrels  (BPD)        27,615       27,489       30,147       30,472       31,534
Avg. Crude Oil Costs ($/Bbl)               $  32.61     $  29.24     $  28.90     $  27.90     $  31.21
Refining Margins ($/Bbl)                   $   8.35     $   8.07     $   9.51     $   9.41     $   8.32
Retail Fuel Volumes Sold as a % of Four
  Corners Refinery's Sourced Sales Barrels       36%          37%          35%          38%          36%

Yorktown Operations:
Crude Oil/NGL Throughput (BPD)               61,200       61,540       60,485       52,316       56,256
Refinery Sourced Sales Barrels (BPD)         63,824       59,307       62,937       54,046       59,389
Avg. Crude Oil Costs ($/Bbl)               $  32.68     $  29.47     $  28.54     $  28.06     $  32.85
Refining Margins ($/Bbl)                   $   5.55     $   4.47     $   4.61     $   2.82     $   4.25

Retail(1)
---------
Fuel Gallons Sold (000's)                    37,681       38,782       41,254       43,902       42,870
Fuel Margins ($/gal)                       $   0.16     $   0.19     $   0.21     $   0.22     $   0.14
Merchandise Sales ($ in 000's)             $ 30,844     $ 32,148     $ 35,387     $ 34,570     $ 30,934
Merchandise Margins                              27%          28%          29%          30%          31%
Number of Operating Units at End of Period      127          127          127          129          135

Phoenix Fuel
------------
Fuel Gallons Sold (000's)                   112,844      111,110      109,903      105,148      103,037
Fuel Margins ($/gal)                       $   0.05     $   0.06     $   0.05     $   0.05     $   0.05
Lubricant Sales ($ in 000's)               $  6,875     $  6,508     $  6,140     $  6,212     $  5,615
Lubricant Margins                                13%          14%          16%          15%          16%
---------------------------------------------------------------------------------------------------------

Operating Income (Loss) (in 000's)
----------------------------------
Refining  - Four Corners Operations        $  6,161     $  6,445     $ 13,269     $ 12,715     $  9,503
          - Yorktown Operations              14,435        5,988       10,540       (2,847)       8,358
Retail(1)                                       988        2,582        5,052        4,809        1,033
Phoenix Fuel                                  2,113        2,492        2,101        2,284        1,606
Corporate                                    (5,268)      (4,891)      (6,147)      (5,033)      (4,924)
Net (loss) gain on disposal/write-down
  of assets(1)                                  (14)         (96)      (1,272)        (150)        (273)
---------------------------------------------------------------------------------------------------------
Total(1)                                   $ 18,415     $ 12,520     $ 23,543     $ 11,778     $ 15,303
=========================================================================================================

Capital Expenditures (in 000's)(2)
----------------------------------
Refining  - Four Corners Operations        $    744     $  4,052     $    654     $    257     $    341
          - Yorktown Operations               1,872          448          (87)       4,317        4,446
Retail                                          258        1,458          490          120          254
Phoenix Fuel                                    328          229          271          129          205
Corporate                                        11          102          112           55           26
---------------------------------------------------------------------------------------------------------
Total                                      $  3,213     $  6,289     $  1,440     $  4,878     $  5,272
=========================================================================================================
(1)  Includes discontinued operations.
(2)  Excludes Yorktown refinery acquisition contingent payments.

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
                              Selected Financial Data

                                              March 31, 2004      December 31, 2003
------------------------------------------------------------------------------------
Working Capital (In Millions)                    $ 105,582            $  97,399
Current Ratio                                       1.62:1               1.63:1
Long-Term Debt As A Percent of Total Capital          70.9%                71.8%
Net Debt As A Percent of Total Capital                66.1%                70.2%
Book Value Per Share                             $   16.34            $   15.87
Net cash provided by operating activities(3)     $  51,811            $  62,349
------------------------------------------------------------------------------------

(3) Net cash provided by operating activities for March 31, 2004 and December 31, 2003 is for three and twelve months, respectively.



             Share Price Data (NYSE: GI)

                       High       Low       Close
--------------------------------------------------
2004 1st Quarter     $ 25.44    $ 11.71    $ 20.70
2003 4th Quarter     $ 12.73    $  7.10    $ 11.98
2003 3rd Quarter     $  8.10    $  5.57    $  7.23
2003 2nd Quarter     $  6.32    $  4.42    $  5.96
2003 1st Quarter     $  5.50    $  2.85    $  4.89
--------------------------------------------------